Exhibit 99.1

BSD Medical Concludes Customer Training on New Hyperthermia Billing and Coding

74% Reimbursement Increase Now in Effect for Hospital Outpatient Procedures

SALT LAKE CITY--(BUSINESS WIRE)--BSD Medical Corporation (AMEX:BSD) announced today that the company has concluded its customer training on hyperthermia billing and coding for the new year, including a webinar for current and prospective customers presented by Revenue Cycle, Inc. (RCI). The Centers for Medicare and Medicaid Services (CMS) recently issued the final rules for its Hospital Outpatient Prospective Payment System, resulting in a reimbursement rate increase of 74% now applicable to CMS codes for hyperthermia treatments performed as hospital outpatient procedures.

This webinar provided healthcare professionals nationwide with training so they can successfully and accurately bill and code hyperthermia procedures at the new rates. BSD Medical Corp. is committed to providing a continual flow of value added services to its current and prospective customers.

About BSD Medical Corporation

BSD Medical is a leading developer of systems used to provide cancer therapies requiring precision-focused heat through RF/microwave technologies. The company’s systems have been designed to kill cancer through heat alone, or as companion therapies to improve the combined results when used along with radiation treatments. For further information visit BSD Medical's website at www.BSDMedical.com.

Statements contained in this press release that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

CONTACT:
BSD Medical Corporation, Salt Lake City
Hyrum A. Mead, 801-972-5555
Fax: 801-972-5930
investor@bsdmc.com